Exhibit 10.4

Hirsch International SALES REPRESENTATIVE AGREEMENT

This Representative Agreement (the “Agreement”) is entered into as of the April 1, 2014 (the "Effective Date") by and between Kornit Digital North America Inc. ("Kornit") and Hirsch International Corporation, a company incorporated under the laws of the state of Delaware, having its principal place of business located at 490 Wheeler Road, Suite 285, Hauppauge, NY 11788 (“Representative”).

WHEREAS, Kornit has, develops and/or manufactures the Products (as defined below); and

WHEREAS, Kornit wishes to sell the Products non-exclusively through the Representative in accordance with the terms and conditions hereof; and

WHEREAS, Representative declares and represents that he has the requisite knowledge, know-how, connections and expertise necessary in order to market and distribute the Products in the Territory.

NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto agree as follows.

1.      DEFINITIONS

1.1 “Intellectual Property Rights” means any proprietary information of Kornit, including any ideas, whether or not patentable, inventions, discoveries, processes, works of authorship, marks, names, know-how, industrial designs and any and all rights in such materials on a worldwide basis, including any rights in patents, inventor's certificates, utility models, copyrights, moral rights, trade secrets, mask works, trade names and marks and other analogous rights and any updated, modification, improvements, combinations, enhancements and alterations thereto.

1.2 “Kornit” Kornit Digital Ltd. and any entity controlling, controlled by, or under common control with it, including any of its subsidiary. Control shall mean ownership of, or the right to acquire; (a) not less than fifty percent (50%) of the voting stock of a corporation, (b) the right to vote not less than fifty percent (50%) of the voting stock of a corporation, or (c) not less than fifty percent (50%) ownership interest in a partnership or other business entity.

1.3 "Kornit Products" means the Machines, ink and other digital printer consumables, accessories (non –consumables) and upgrade kits specified on Schedule A, as may be updated by Kornit at its sole discretion from time to time.

1.4 "Kornit T&C" means Kornit's terms and conditions, attached hereto as Schedule B, which cover Kornit's terms and conditions which cover the Product, in addition to any other agreement Customer has signed with either Kornit or the Representative with regards to such purchase of Products and/or Services. Representative will ensure that such T&C are brought to the attention and agreement of the Customers upon purchase of Products and will be an integral part of any such sale.

1.5 “Machine(s)” means all Kornit line of Direct to Garment products, and any future models or machines of Kornit as shall be determined by Kornit in its sole discretion.

1.6 “Minimum Sales Requirement” means the sales requirements set forth in Schedule C.

1.7 "Net Receipts" means Kornit’s price for Products the payments for which were actually received by Kornit less any special set-offs, allowances, discounts, concessions, rebates and credits (for returns or otherwise), all of which may be granted by Kornit to Customers in Kornit’s sole discretion.

1.8 "Price List" means Kornit's price list for the Products attached hereto as Schedule D, as may be updated by Kornit from time to time at its sole discretion. Kornit shall provide Representative a thirty (30) day prior notice of any such update.

1.9 “Territory” means the territory specified in Schedule E.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

2.	APPOINTMENT; OWNERSHIP.

For the term of this Agreement and subject to the terms and conditions herein, Kornit hereby appoints Representative as: (i) its non-exclusive sales representative in the Territory and authorizes Representative to advertise and market and provide Product orders to Kornit and, subject to Kornit’s explicit written authorization in advance on a case by case basis, solicit orders for the sale of Products outside the Territory;. For avoidance of doubt it is made clear that Kornit will be entitled to provide any services and/or support with regards to the Product as it sees fit, whether by itself or through others, in the Territory either exclusively or non exclusively. This appointment is personal to Representative and may not be assigned or transferred in any way, in whole or in part, nor may Representative appoint sub-representatives, except with the advance written permission of Kornit.

3.	TERM; RENEWAL

The term of this Agreement will commence on the Effective Date and will continue for a period of three (3) years (“Initial Term”). Subject to Section 7 below and unless either party notifies that other party at least ninety (90) days in advance otherwise, after the expiration of the Initial Period and any renewal period, as the case may be, this Agreement shall be automatically renewed for additional periods of one (1) year each (each, a “Renewal Term”). For avoidance of doubt it is made clear that KORNIT may update Schedules A, C and D on a yearly basis, and once updated and provided to Representative, such schedules will become an integral part of this Agreement.

4.	REPRESENTATIVE’S DUTIES AND GENERAL RESPONSIBILITIES

4.1	Representative will:

(i) exert best efforts to seek out and identify prospective customers, otherwise promote and obtain orders for the Products in the Territory and promptly and thoroughly follow up inquiries, leads and correspondence furnished to Representative by Kornit. Representative will achieve the Minimum Sales Requirement. ;

(ii) participate, present and display the Products, at the expense of Representative, each year in at least one exhibition in the Territory, if there is such an exhibition in the Territory in the field of textile or printing in such year. At Kornit request, the Products shall be also displayed in an international exhibition in the Territory in the field of textile or printing. If the Products shall be also displayed in an international exhibition outside the Territory, the costs related to the display of the Products in such exhibition shall be borne by both parties as shall be agreed between the parties on a case by case basis; each participation in an exhibition shall be coordinated with Kornit in advance.

(iii) Initiate and conduct promotional campaigns including without limitation advertising campaigns, and prepare and distribute catalogs and manuals in the English language(s), all of which shall be approved in advance by Kornit. The costs associated with such activities will be borne exclusively by Representative. All promotional materials used by Representative will, unless Kornit otherwise directs, contain the name of Kornit.

(iv) advise its Customers that warranty, according to the terms of the T&C, will be provided by Kornit and service and support services following such warranty period, can be separately purchased directly from Kornit. .

(v) provide to Kornit quarterly written reports on all of its marketing activities hereunder, including information regarding malfunctions, visits on Customers’ sites, including, information relating to any products or services in the Territory competing with the Products to which the Representative is aware of and all other information which is likely to be of interest to Kornit in connection with the Products or the marketing of the Products in the Territory, including any information which may be reasonably requested by Kornit from time to time.

(vi) at least forty five (45) days prior to the end of any calendar year during the term hereof, provide Kornit with a written annual marketing plan which will describe in reasonable detail Representative's plans for the marketing, promotion and service of the Products in the Territory for the following year, including the personnel designated to perform the objectives of such annual marketing plan;

(vii) obtain, at Representative’s cost and with Kornit’s reasonable assistance (which will be provided upon request), all necessary governmental approvals, licenses, permits and consents in connection with the Representative’s obligations hereunder.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(viii) advise, receive the agreement of, and provide to every Customer purchasing a Product Kornit's T&C which cover the Products and the obligations and relationship between Kornit and Customer. Kornit shall have no further obligations or relationship with Customer other than as specifically stated in such T&C and all other relationships or claims to and from Customer shall be directed to and dealt with exclusively by Representative.

(ix) Cooperate with KORNIT's CRM requirements.

4.2 Minimum Sales Requirement. Representative shall comply with the Minimum Sales Requirements set forth in Schedule C.

5.	KORNIT’S DUTIES

5.2 Delivery on Time. Kornit shall deliver the Products in accordance with the time schedules specified in orders confirmed by Kornit.

5.3 Assistance. Without derogating from Representative’s obligations herein, Kornit shall use its best efforts to assist Representative in the preparation of marketing and exhibition materials as well as training Representative's sales employees, as it sees fit. Furthermore, Kornit shall provide Representative with prompt responses to any reasonable written query forwarded by Representative in connection with the Products.

6.	COMMISSIONS; ORDERS

6.1 Sales Commission. Representative will be entitled to a commission in the amount set forth on Schedule A for the sale of Machines during the Term, provided that such sale (i.e. the execution of a definitive binding document between the Customer and Kornit for the sale of a Machine) is the result of Representative's direct efforts and assistance and substantive introduction of the Products to the specific Customer (i.e., meaningful and not merely formal or initial introduction along with active follow up, contact and liaison, including public relation) (the “Sales Commission”). If Kornit is not paid by the Customer, for any reason, then no Sales Commission is due to Representative.

6.2 Commissions Payment. Payment of the Sales Commission will be made as set forth in Schedule A.

6.3 Orders and Quotations. Representative will update Kornit in writing regarding sale price of Products to Customers before finalizing such sale. All orders for Products will be subject to acceptance by Kornit in writing and to such terms and conditions as may be agreed between Kornit and the Customer. Kornit reserves the right, in its sole and absolute discretion, to reject any order, decline to negotiate with any prospective Customer or impose additional or different terms and conditions with respect to any proposed sale. Kornit will not incur any liability to Representative by reason of such rejection, failure to negotiate or imposition of additional or different terms and conditions. Representative will have no right or claim against Kornit, for Commission or otherwise, by reason of Kornit’s failure to complete a sale or otherwise perform pursuant to the terms of an order. The Commissions provided for under this Section 6 will constitute the total and exclusive compensation payable by Kornit to Representative hereunder.

7.	TERMINATION; NON-EXCLUSIVE REMEDY; SURVIVAL; NO TERMINATION LIABILITY AND EFFECT OF TERMINATION

7.1 Termination. Each party will have the right to terminate this Agreement at any time if: (i) the other party breaches any material term of this Agreement and fails to cure such breach within thirty (30) days after written notice thereof, or (ii) if the other party is or becomes insolvent, or a party to any bankruptcy or receivership proceeding or any similar action affecting the financial condition of the party, or seeks to make a compromise, arrangement or assignment for the benefit of its creditors, or ceases doing business in the normal course for a period of at least sixty (60) days. Kornit may also terminate this Agreement immediately without notice or not renew this Agreement upon expiration of the Initial Period if Representative (i) has not met its yearly sales requirements as set forth in Schedule C, (ii) the parties do not agree on the Minimum Sales Requirement for the following Renewal Term, (iii) Representative breaches its undertaking under Section 9.3, and particularly sale consumables and spare parts and accessories for the Machines which were not provided to it by Kornit, and (iv) Representative fails to submit to Kornit on time or to comply with its annual marketing plan for the Products.

7.2 Non-Exclusive Remedy. Termination of this Agreement by either party will be a nonexclusive remedy for breach and will be without prejudice to any other right or remedy of such party.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

7.3 Survival. The rights and obligations of the parties contained in Sections 7, 8, 9, 10, 11, 12 and 13 will survive the termination of this Agreement.

7.4 No Termination Liability. Each party understands that the rights of termination hereunder are absolute. Neither party will incur any liability or compensation obligation whatsoever for any damage (including, without limitation, damage to or loss of goodwill or investment), loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement by such party that complies with the terms of the Agreement whether or not such party is aware of any such damage, loss or expenses.

7.5 Effect of Termination. Upon the expiration or earlier termination of this Agreement, Representative will, within ten (10) days after such expiration or termination (i) advise Kornit by notice of all existing indications of interest by, and discussions with, potential Customers for Products, and (ii) provide Kornit or any third party designated by it for such purpose, a detailed list specifying any activities that were in process upon the expiration or termination of this Agreement, the status of any such activity and the status of payments due in connection with any such activity and/or agreement. Upon the expiration or earlier termination of this Agreement, Representative will also (i) immediately discontinue any use of the name, logotype, trademarks or slogans of Kornit and the trade names of any of the Products; (ii) immediately discontinue all representations or statements from which it might be inferred that any relationship exists between Kornit and Representative, and (iii) will cease to promote, solicit orders for or procure orders for Products (but will not act in any way to damage the reputation of Kornit or any Product). In addition, Representative will immediately return to Kornit at Representative’s expense, all catalogues and literature of Kornit then in Representative’s possession.

8.	CONFIDENTIALITY

8.1 Definition. "Confidential Information" means: (i) the Products and all Intellectual Property Right therein; (ii) the terms and conditions of this Agreement; and (iii) any and all information and know-how of a private, secret or confidential nature, in whatever form, that relates to the business, financial condition, products or technical information of Kornit and Representative, their affiliates, customers, potential customers, suppliers or potential suppliers, provided or disclosed to the receiving party or which becomes known to the receiving party, whether or not marked or otherwise designated as "confidential", "proprietary" or with any other legend indicating its proprietary nature. Notwithstanding any failure to so identify disclosed information as Confidential Information, (a) information pertaining to the software Product and documentation including without limitation, the development status of the Product, the functionality of the Product, the appearance, content and flow of the software Product’s user interface and the documentation will be deemed to be Confidential Information; and (b) any information disclosed in circumstances of confidence, or would be understood by the parties, exercising reasonable business judgment, to be confidential, including information viewed or learned by a party during a visit to the other party’s facilities, will be deemed Confidential Information.

8.2 Exclusions. Notwithstanding the above, neither party will have liability to the other with regard to any Confidential Information of the other which the receiving party can prove: (i) was publicly known at the time it was disclosed or has become publicly known through no fault of the receiving party; (ii) was legally known to the receiving party, without restriction, at the time of disclosure; (iii) is disclosed with the prior written approval of the disclosing party; (iv) became known to the receiving party, without restriction, from a source other than the disclosing party, without breach of this Agreement by the receiving party and otherwise not in violation of the disclosing party's rights; or (v) disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the receiving party will provide prompt notice thereof to the disclosing party to enable the disclosing party to seek a protective order or otherwise prevent or restrict such disclosure. The exceptions will not permit the receiving party to disregard the obligations of confidentiality herein merely because individual portion(s) of the Confidential Information may be found within such exceptions, or because the Confidential Information is implicitly but not explicitly disclosed in information falling within such exceptions.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

8.3 Use and Disclosure Restrictions Each party will treat as confidential all Confidential Information of the other party, will not use such Confidential Information except as set forth herein, and will use reasonable efforts not to disclose such Confidential Information to any third party. Without limiting the foregoing, each of the parties will use at least the same degree of care that it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement, but in no event will it use less than reasonable efforts. Each party will promptly notify the other party of any actual or suspected misuse or unauthorized disclosure of the other party's Confidential Information.

9.	INTELLECTUAL PROPERTY RIGHTS; NON COMPETE

9.1	Intellectual Property Ownership.

(i)    All Intellectual Property Rights in or related to the Products and related documentation, and any related design and manufacturing, as well as any modification, adaptation or derivation thereof, are and will remain the exclusive property of Kornit and its licensors. Representative hereby irrevocably agrees not to assert against Kornit or its direct or indirect customers, assignees or sub-licensees, any claim of Intellectual Property Rights relating to the Products and/or the related documentation. Representative agrees that it will not reverse engineer, decompile or perform any similar type of operation on the Products, in any fashion or for any purpose whatsoever.

(ii)         Kornit, in its sole discretion, will determine what steps, if any, are to be taken with respect to any infringement or unauthorized use of any Kornit Product, and any damages recovered will be payable firstly to Kornit, and then to Representative if the Representative was damaged as well and Kornit is fully compensated for its damages. In no event will Kornit be obligated hereunder to commence legal proceedings. Representative will not undertake any legal action or other steps of any kind to prevent or restrain any such infringement or unauthorized use or collect damages resulting there from without Kornit's advance written permission.

9.2 Notice of Infringement. Representative will promptly inform Kornit in reasonable detail of any alleged infringement of its Intellectual Property Rights in the Territory it is aware of and assist Kornit at its request in the enforcement of its rights.

9.3 Non-Compete; No Solicitation. During the term of this Agreement, and without KORNIT's prior written consent, Representative will not directly or indirectly: (a) purchase and/or sell consumables, spare parts and accessories for the Machines other than from/through Kornit (b) shall not interfere in any manner with the contractual or employment relationship between Kornit and any of its employees, consultants, suppliers or customers; or (c) provide any service and/or support services to the Product.

Representative acknowledges that the restricted periods of time and geographical area specified in subsection 9.3 above are reasonable, in view of the nature of the business in which Kornit is engaged and Representative’s knowledge of Kornit’s technology, business, products, and services. Notwithstanding anything contained hereunder to the contrary, if the time periods or the geographical area specified in subsection 9.3 should be determined to be unreasonable in any judicial proceeding, then the period of time and area of the restriction will be reduced so that this Agreement may be enforced in such area and during such period of time as will be determined to be reasonable by such judicial proceeding.

10.	WARRANTY DISCLAIMER

KORNIT MAKES NO WARRANTIES TO REPRESENTATIVE WITH RESPECT TO THE PRODUCTS OR ANY SERVICES AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

11.	LIABILITY LIMITATION

KORNIT AND ITS THIRD PARTY SUPPLIERS WILL NOT BE LIABLE TO REPRESENTATIVE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY, AND WHETHER OR NOT KORNIT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE, (I) FOR ANY PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST DATA, OR OR (II) FOR ANY AMOUNTS IN EXCESS, IN THE AGGREGATE, OF THE COMMISSIONS PAID OR OWED BY KORNIT TO REPRESENTATIVE HEREUNDER DURING THE TWELVE (12) MONTH PERIOD THAT PRECEDES THE DATE THE CAUSE OF ACTION AROSE. THESE LIMITATIONS WILL APPLY EVEN IF ANY REMEDY FAILS OF ITS ESSENTIAL PURPOSE.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

12.	INDEMNIFICATION

Representative will indemnify and hold harmless Kornit and Kornit’s officers, directors, agents, and employees from and against any and all third party claims, actions, demands, losses, liabilities, damages, or expenses (including, without limitation, reasonable attorneys' fees, experts' fees, and other reasonable costs of litigation) brought against Kornit, arising out of or otherwise related to: (i) any breach of this Agreement by Representative; (ii) Representative’s warranties or representations, whether express or implied, which were not authorized by Kornit or any additional liability assumed by Representative with respect to the Products in excess of that assumed by Kornit in this Agreement; or (iii) any misrepresentation, fraud, negligence or willful misconduct of Representative, or its employees, contractors, or agents, with respect to any prospective or existing Customer or other third party or in connection with Representative's performance under this Agreement. Kornit agrees to: (a) promptly notify Representative in writing of any such action or claim; and (b) provide Representative with all assistance, information and authority required for the defense and settlement of the action or claim. Representative will not be responsible for any settlement made without Representative’s prior written consent, not to be unreasonably withheld, and Representative will have no right to bind Kornit or admit liability by Kornit in any claim, or settlement thereof, without Kornit’s prior written consent, not to be unreasonably withheld. Representative will have the option in its sole discretion to assume the defense of any such action or claim. If Representative does not assume the defense within ten (10) days after Kornit’s notice to Representative of any third party action or claim, then Kornit may undertake the defense of such third party action or claim at Representative’s expense.

13.	MISCELLANEOUS PROVISIONS

13.1 Assignment. This Agreement may not be assigned, by operation of law or otherwise, by Representative without the prior written consent of Kornit. Any purported assignment is null and void. Kornit may assign or transfer this Agreement without Representative’s consent. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties, their respective successors and permitted assigns.

13.2 Waiver and Amendment. No modification, amendment or waiver of any provision of this Agreement will be effective unless in writing and signed by the parties duly authorized representatives. The failure by either party to enforce any provision of this Agreement will not constitute a waiver of future enforcement of that or any other provision.

13.3 Governing Law; Forum. This Agreement will be governed by the laws of the State of New York, without reference to conflict of laws principles. The sole jurisdiction and venue for actions related to the subject matter of this Agreement will be the in the competent courts of New York, New York. Both parties consent to the jurisdiction of such courts with respect to any such actions.

13.4 Notices. All notices, demands or consents required or permitted under this Agreement will be in writing. Notice will be considered effective on the earlier of actual receipt or: (i) the day following transmission if sent by facsimile followed by written confirmation; (ii) one (1) day (two (2) days for international addresses) after posting when sent via an express commercial courier; or (iii) five (5) days after posting when sent via certified mail. Notice will be sent to the address for each party set forth on the first page of this Agreement, or at such other address as will be given by either party to the other in writing. Notices to Kornit will be addressed to the attention of: Chief Financial Officer.

13.5 Independent Contractors. The parties to this Agreement are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

13.6 No Conflicts. Representative represents and warrants that neither this Agreement (or any provision hereof) nor the performance of or exercise of rights by Representative under this Agreement, is restricted by, contrary to, or in conflict with any other agreement to which Representative may be a party.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

13.7 Severability. If for any reason a court of competent jurisdiction finds any provision of this Agreement invalid or unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible and the other provisions of this Agreement will remain in full force and effect.

13.8 Force Majeure. Neither party will be liable to the other party for any failure or delay in performance due to causes beyond its reasonable control, including but not limited to, labor disputes, strikes, lockouts, shortages of or inability to obtain labor, energy, raw materials or supplies, war, riot, act of God or governmental action.

13.9 Entire Agreement; Headings. This Agreement, including all Schedules and referenced documents, contains the complete understanding and agreement of the parties and supersedes all prior or contemporaneous agreements or understandings, oral or written, relating to the subject matter herein. Section headings are for convenience only and will not affect their interpretation.

13.10 Expenses. Except as otherwise expressly set forth herein, each party will bear its own costs and expenses incurred in connection with its activities under this Agreement

***

By signing below, the parties agree to be bound by the terms and conditions of this Agreement. Any executed copy of this Agreement made by reliable means (e.g. photocopy or facsimile) is considered an original.

Representative:		Kornit:

By:	/s/ Paul E. Gallagher	By:	/s/ Paul Borucki

Name:	Paul E. Gallagher	Name:	Paul Borucki

Title:	CEO	Title:	Managing Director

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

SCHEDULE A

SALES COMMISSIONS

Products & Commissions.

Product	Sales Commission	Remarks
Machinery	[***]% of Net Proceeds	Subject to schedule C
Ink	[***]% of Net Proceeds
Consumables; spare parts (post Warranty Period)	[***]% of Net Proceeds
Accessories (non consumables) and upgrade Kits	[***]% of Net Proceeds

Kornit will periodically publish its price list detailing the price for its end users (list price). The Representative will update Kornit in writing regarding the final sale price of the Product to Customer.

2. Commissions Payment.

2.1 Sales Commission.

The sales commission will be  deducted from the selling price in accordance with the above commission schedule A and the balance of the funds will be transferred to Kornit Digital North America, Inc.

If a situation arises where machinery or supplies are sold directly to a customer that is within a Representative territory and the Representative is entitled to a commission Kornit shall pay Representative its Sales Commission thirty (30) days from receipt of full purchase price of the Machine against issuance of an applicable invoice.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

SCHEDULE B

T&C

Product Use Terms and Conditions

PLEASE READ THE FOLLOWING TERMS CAREFULLY AS PURCHASING, LICENSING AND/OR USING THE RELATED PRODUCTS, ADDITIONAL FEATURES OR PARTS SOFTWARE OR SERVICES INDICATES AGREEMENT WIT, AND ACCEPTANCE OF THESE TERMS.

THESE ARE THE CURRENT TERMS AND CONDITIONS OF USE ("AGREEMENT") OF KORNIT DIGITAL NORTH AMERICA ("KORNIT"), WHICH APPLY TO ANY PURCHASE OF KORNIT PRODUCTS, ADDITIONAL FEATURES OR PARTS, LICENSES OF ACCOMPANYING SOFTWARE AND/OR PROVISION OF SERVICES INCLUDING ANY DOCUMENTATION THEREIN OR ATTACHED THERETO (“PRODUCTS”) AND GOVERN YOUR, ON BEHALF OF YOURSELF AS AN INDIVIDUAL, YOUR EMPLOYER, OR ANYONE YOUR ACTING ON BEHALF OF INCLUDING ANY COMPANY OR OTHER LEGAL ENTITY ("PURCHASER") RIGHTS OF USE OF ANY SUCH PRODUCTS, WHETHER PURCHASED DIRECTLY FROM KORNIT IN AN ORDER FORM OR PURCHASE AGREEMENT OR THROUGH AN APPROVED THIRD PARTY REPRESENTATIVE OF KORNIT (THE "PRODUCTS").

BY EXECUTING AN ORDER FORM (EITHER DIRECTLY FROM KORNIT OR THROUGH ONE OF KORNIT'S REPRESENTATIVES), PURCHASER AGREES TO THE TERMS OF THIS AGREEMENT. IF PURCHASER IS ENTERING INTO THIS AGREEMENT ON BEHALF OF A COMPANY OR OTHER LEGAL ENTITY, PURCHASER REPRESENT THAT PURCHASER HAS THE AUTHORITY TO BIND SUCH ENTITY AND ITS AFFILIATES TO THESE TERMS AND CONDITIONS, IF PURCHASER DOES NOT HAVE SUCH AUTHORITY, OR IF PURCHASER DOES NOT AGREE WITH THESE TERMS AND CONDITIONS, PURCHASER MUST NOT MAKE ANY USE OF ANY OF THE PRODUCTS.

This Agreement is effective between Purchaser and KORNIT as of the date of Purchaser purchasing any such KORNIT Products and is an integral part of any purchase agreement or Order Form.

1. DEFINITIONS

"Malicious Code" means viruses, worms, time bombs, Trojan horses and other harmful or malicious code, files, scripts, agents or programs.

"Order Form" means the ordering documents for purchase of Products, including addenda thereto, that are entered into between Purchaser, either directly with KORNIT or with any of KORNIT's approved representatives. Order Forms shall be deemed as incorporating the terms of this Agreement as an integral part of such Order Form. In case an Order Form is signed with a representative of KORNIT, KORNIT's sole liability and obligation to Purchaser shall be as set forth in this Agreement or any other specific agreement signed directly with KORNIT and it shall have no other liability or obligation to Purchaser under such Order Form not signed with KORNIT.

"Services" means Services that Purchaser purchases or is entitled to receive as part of the Product purchase. Such Services can be received from either KORNIT or KORNIT's approved representative, as agreed between the Parties. In case Purchaser Services are to be received from a representative of KORNIT, KORNIT's sole liability and obligation to Purchaser shall be as set forth in this Agreement or any other specific agreement signed directly with KORNIT and it shall have no other liability or obligation to Purchaser for such Services not signed with KORNIT.

"General Use Data" means operational and technical information only that is received through a remote support system. Such operational and technical information is required for monitoring and improving performance and efficiency, as well as for solving operational issues and maintenance. It will include productivity, utilization, ink consumption, maintenance profiles, errors and malfunctions. The system will not pull sensitive or private information and will not share with any other third party company.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

2. THIRD-PARTY PROVIDERS AND AUTHORIZED REPRESENTATIVES

We may offer Products and/or Services for such Products under Order Forms or other purchase or service agreements signed directly with KORNIT or through any of our approved representatives. Any acquisition by Purchaser of third-party products or services, including but not limited to Products, transportation, insurance, training, maintenance services, implementation, installation, support, customization, and other Services, and any exchange of data between Purchaser and any third-party provider/approved representative, is solely between Purchaser and the applicable third-party provider/approved representative, according to the specific terms signed between Purchaser and third-party provider/approved representative. KORNIT does not warrant or support third-party products or services, including Products purchased through KORNIT approved representatives, whether or not they are designated by KORNIT as “certified” or otherwise, except as specified herein or in an Order Form, purchase agreement or service agreement signed directly with KORNIT. In those cases, all such warranties, support and services not specifically detailed in this Agreement will be received directly from such third party provider/approved representative.

3. GENERAL USE DATA

3.1 Purchaser hereby confirms that it are aware that the Software within the Products shall include the ability to collect and store General Use Data. Unless un-enabled by Purchaser, Purchaser acknowledges that KORNIT may directly or through its allowed representatives access and retrieve General Use Data from such Products through wireless connections or direct access to the Products. The Products shall allow Purchaser to restrict such access by restricting the enabling of access to such General Use Data.

3.2 Ownership of General Use Data. As between KORNIT and Purchaser, Purchaser exclusively owns all rights, title and interest in and to all of General Use Data.

3.3 KORNIT shall have a royalty-free, worldwide, transferable, sublicenseable, irrevocable, perpetual license to use the General Use Data including to incorporate any outcomes learned from such General Use Data or incorporate into the Products, Services of KONRIT's business any suggestions, enhancement requests, recommendations or other feedback provided by Purchaser or resulting from the General Use Data. All such enhancements, modification, improvements and/or new inventions or ideas, other then the General Use Data itself, shall be fully owned by KORNIT and Purchaser hereby waive any rights to such matters. Should KORNIT develop any Product of Service enhancements based on the studying of such General Use Data or otherwise, such Product and/or Service enhancements may be offered to Purchaser in the future in order to enhance and expand the use ability and features of the Products.

4. RISK, TITLE AND PROPRIETARY RIGHTS

4.1 The Products shall remain the property of KORNIT unless and until KORNIT receives all payments due for the goods; provided, however, that the Purchaser shall be entitled to use the Products in Purchaser's ordinary course of business before such full payment. Before KORNIT has received full payment, Purchaser shall not sell, lease or otherwise dispose of the Products, shall take proper care of the Products, and shall keep them at the initial installation site free and clear of liens, pledges, security interests and rights of others whatsoever. Purchaser shall keep the Products in good working order and insured against all risks of loss or damage for KORNIT and shall inform the landlords of the site that KORNIT is the owner of the Products. KORNIT shall have the right to repossess, access, reclaim possession and/or re-sell the Products until KORNIT has received all payments therefor. Purchaser agrees to comply with any local formality which may be required in order to register or enforce KORNIT’s retention of property as provided herein. Even upon transfer of title in the Products, Purchaser shall undertake to comply with all restrictions set forth herein with regards to the Products, including specifically in section 5.4 hereafter.

4.2 Notwithstanding the above, KORNIT owns and/or reserves all rights, title and interest to all intellectual property including the ideas, concepts, techniques, inventions, technologies, processes, methodologies, patents, and rights in and to the Products and to any software, programs (and all images, photographs, animations, video, audio, music and text incorporated into the Products) (the "Software"), trademarks, copyrights and trade names relating to and in the Products and their creation and all modifications, improvements or changes therein or thereto (all jointly, including the Software, "KORNIT Intellectual Property Rights"). In addition and without derogating from anything ot the contrary, Purchaser acknowledge and agree that the program code, technical documentation, specifications, instructions, structure, sequence and organization of the Software, including the Software itself are a valuable proprietary right of KORNIT. Purchaser acknowledge and agree that the Software is licensed and not sold to Purchaser and that all ownership of, and title to, the Software and documentation and all subsequent copies thereof regardless of the form or media are held by KORNIT. Purchaser never acquire title to KORNIT’s Intellectual Property Rights or Software.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

5. SOFTWARE LICENSE

5.1 KORNIT grants Purchaser a nonexclusive, nontransferable, revocable and limited license to use the accompanying Software program(s) in executable form and accompanying documentation (the “Documentation”), subject to the terms and restrictions set forth in this Agreement for its own internal purposes and solely in conjunction with the use of the Products to which it relates. Purchaser acknowledges that the Software may also be subject to additional terns and conditions set forth in executable or electronic license agreements, which shall control and govern all such licensed Software. All rights not expressly granted herein or therein are reserved to KORNIT. Purchaser is not permitted to directly or indirectly, modify, enhance, adapt, translate, make improvements, create derivative works of, disassemble, decompile, reverse engineer, reduce to any human or machine perceivable form, or circumvent any technological measures that control access to or permit derivation of the source code of the Software or any part thereof; copy, sell, assign, lease, rent, transfer, assign, distribute or sublicense the Software or Documentation or to use the Software or Documentation in a time-sharing arrangement or in any other unauthorized manner nor permit any other party to do any of the foregoing, or make use of the Software as a stand alone, including in any way which is not an integral built in part of the Products. Further, no license is granted to Purchaser in the human readable code of the Software (source code).This Agreement does not grant Purchaser any rights to patents, copyrights, trade secrets, trademarks, KORNIT's Intellectual Property Rights or any other rights with respect to the Software or Documentation other then those specifically stated herein.

5.2 Until the Products are paid for in full, Purchaser shall be providde the Software code required to operate the Products, provided, Purchaser is not in default of its obligations hereunder. KORNIT or anyone on its behalf is not obligated to provide Purchaser with the Software code if Purchaser is in default of any of Purchaser obligations, including payment obligations. Upon full payment, Purchaser shall be provided with a permanent Software code.

5.3 Subject to the restrictions set forth herein, the Software is licensed to be used on one Product purchased by Purchaser or leased to Purchaser, for Purchaser internal use.

6. USE RESTRICTIONS.

Notwithstanding anything to the contrary, Purchaser shall not (i) permit any third party to access the Software except as permitted herein; (ii) create derivate works based on the Products and/or the Software; (iii) copy, frame or mirror any part or content of the Products and/or Software, other than copying or framing on Purchaser own intranets or otherwise for Purchaser own internal business purposes; (iv) reverse engineer the Products and/or Software, or any compositions made using the Products ;(v) access the Software and/or Products in order to (a) build a competitive product or service, or (b) copy any features, functions or graphics of the Products and/or Software; (vi) change, distort or delete any patent, copyright or other proprietary notice which appear on or in the Product (or in the Software); or (vii) operate or make use of the Products in any way that may violate any applicable law or regulation or take or permit any other action that may impair KORNIT's rights or damage the image or reputation of quality inherent in the Products, KORNIT's business, reputation, KORNIT's Intellectual Property or other valuable assets or rights. In the event Purchaser rents, leases, sells or otherwise transfers the Products to a third party, Purchaser agrees that it will require such third party to be bound by Section 3 (General Data Use), Section 4 (Title and Proprietary Rights), Section 5 (Software) and Section 6 (Use Restrictions) hereof as a condition of such sale, rental, lease or other transfer.

7. CONFIDENTIALITY

Purchaser shall keep confidential the terms and conditions, including the commercial terms, at which Products, Services or consumables are sold, any information, drawings, designs or manual received from KORNIT or anyone on its behalf in connection with the Products and either marked as “confidential” or “proprietary” or which should reasonably be deemed as such, and shall not disclose such information to a third-party, except as required by law, provided, that Purchaser give KORNIT prompt notice thereof so that KORNIT may seek a protective order or other appropriate remedy, and further provided, that if the same is not obtained, Purchaser shall furnish only that portion of the information which is legally required.

8. WARRANTIES AND DISCLAIMERS

8.1. KORNIT Warranties. KORNIT warrants that for a period of twelve (12) months from the actual date of installation of the Products (unless otherwise defined in the Order Form when purchased directly from KORNIT) (the “Warranty Period”), each component thereof shall substantially meet the KORNIT specifications, although KORNIT does not warrant uninterrupted or error-free operation. During the Warranty Period, KORNIT shall repair or replace, at KORNIT’s option, any component found to contain defects in materials or workmanship with new or refurbished parts. Repairs or replacements of parts under warranty shall be at KORNIT’s expense, except that KORNIT shall charge the Purchaser for any expenses and travel costs incurred in connection therewith. The Purchaser undertakes to return to KORNIT any replaced component, within thirty (30) days from the replacement thereof, and KORNIT will be entitled to invoice the Purchaser for components not returned pursuant to the foregoing terms.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

8.2 KORNIT's obligations hereunder shall not apply to maintenance, repair or replacement necessitated in whole or in part by: (i) catastrophe, fault or negligence of the Purchaser; (ii) improper or unauthorized use such as without limitation, use of improper or non-conforming thinner, solvents, inks or other consumables, alteration, modification; (iii) installation, modification or repair other than by KORNIT or its authorized technical representatives; or (iv) deviation from recommended maintenance procedures, removal of the Products from the original installation site, unusual stress, power failure or failure to maintain the prescribed environmental conditions at the installation site.

8.3 All warranties applicable to the Software are as stated in the product manual or in the Software itself, whether in paper or electronic form, accompanying the Software. Except as expressly stated therein, the Software is licensed to Purchaser “as is,“ without warranty of any kind and KORNIT disclaim all warranties, express or implied, including without limitation the warranties of merchantability, fitness for a particular purpose, title, and noninfringement of third-party rights.

8.4 Following the Warranty Period, Purchaser shall be entitled to purchase additional service and support according to terms to be agreed on between Purchaser and Kornit in a separate agreement.

8.5 Specifications. KORNIT reserves the right to modify the specifications of the Products and Software, provided, that any such modification shall not adversely affect the performance thereof.

8.6 Mutual Warranties. Each party represents and warrants that (i) it has the legal power to enter into this Agreement, and (ii) it will not transmit to the other party any Malicious Code.

8.7. Disclaimer. EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 8.1 ABOVE, KORNIT MAKES NO WARRANTIES OF ANY KIND, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE WITH RESPECT TO THE PRODUCTS, SOFTWARE AND/OR SERVICES, AND EXPRESSLY DISCLAIMS ANY SUCH WARRANTIES INCLUDING WITHOUT LIMITATION ANY EXPRESS, STATUTORY OR IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE. PURCHASER UNDERSTAND AND AGREE THAT ALL WARRANTIES IMPLIED BY APPLICABLE LAWS ARE EXCLUDED FROM THIS SALE AND LICENSE. PURCHASER ASSUME ALL RISKS, IF ANY, INCLUDING RISKS OF INJURY, LOSS OR DAMAGE, WHETHER DIRECT, CONSEQUENTIAL, OR INDIRECT, ARISING OUT OF THE USE, MISUSE, OR INABILITY TO USE THE PRODUCTS AND/OR SOFTWARE. KORNIT SHALL NOT BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR RELIANCE DAMAGES, LOSSES OR EXPENSES (INCLUDING WITHOUT LIMITATION LOSS OF PROFIT, OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR LOSS OF USE) RELATING TO OR ARISING HEREUNDER, HOWEVER CAUSED, AND WHETHER BASED ON CONTRACT, TORT, EQUITY OR ANY OTHER THEORY OF LIABILITY WHATSOEVER, EVEN IF KORNIT WAS NOTIFIED OR OTHERWISE AWARE OF THE POSSIBILITY OF SUCH DAMAGES, LOSSES OR EXPENSES. THE REMEDIES PROVIDED HEREIN, IF ANY, ARE PURCHASERR SOLE AND EXCLUSIVE REMEDIES. KORNIT'S MAXIMUM LIABILITY FOR DAMAGES HEREUNDER SHALL BE LIMITED TO THE CONSIDERATION PAID TO KORNIT FOR THE SPECIFIC PRODUCT(S) GIVING RISE TO A CLAIM AGAINST KORNIT.

9. MUTUAL INDEMNIFICATION

9.1. Indemnification by KORNIT. KORNIT shall defend Purchaser against any claim, demand, suit, or proceeding (" Claim") made or brought against Purchaser by a third party alleging that the use of the Products as permitted hereunder infringes or misappropriates the intellectual property rights of a third party, and shall indemnify Purchaser for any damages finally awarded against, and for reasonable attorney’s fees incurred by Purchaser in connection with any such Claim; provided, that Purchaser (a) promptly gives KORNIT written notice of the Claim; (b) gives KORNIT sole control of the defense and settlement of the Claim; and (c) provides to Kornnit all reasonable assistance, at KORNIT expense. KORNIT may, at its sole option and expense, procure for Purchaser the right to continue using the Products and/or Sofwtare; replace or modify any component so that the Products and/or Software are rendered non-infringing; or refund the price actually paid by Purchaser after deducting therefrom twenty percent (20%) for each year or portion thereof that shall have elapsed from the date of the purchase. Notwithstanding the above, KORNIT shall have no obligation or liability hereunder with respect to a suit or claim based on the use of the Products in a manner for which it was not designed, for any changes, modification or amendments made by anyone other then Kornit itself or for any Claim arising due to the use of the Products in combination with any other software, product or means, where without such use, the Product itself would not be regarded to as infringing.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

9.1 Indemnification by Purchaser. Purchaser shall defend KORNIT against any Claim made or brought against KORNIT by a third party alleging that Purchaser's use of the Products (and not the Products themselves as covered by Section 9.1 above), including in violation of this Agreement, infringes or misappropriates the intellectual property rights of a third party or violates applicable law, and shall indemnify KORNIT for any damages finally awarded against, and for reasonable attorney’s fees incurred by, KORNIT in connection with any such Claim; provided, that KORNIT (a) promptly gives Purchaser written notice of the Claim; (b) givse Purchaser sole control of the defense and settlement of the Claim (provided that Purchaser may not settle any Claim before receipt of prior written approval form KORNIT to such settelment); and (c) provide to Purchaser all reasonable assistance, at Purchaser expense.

9.2. Exclusive Remedy. This Section 9 (Mutual Indemnification) states the indemnifying party’s sole liability to, and the indemnified party’s exclusive remedy against, the other party for any type of Claim described in this Section.

10. LIMITATION OF LIABILITY

10.1 IN NO EVENT SHALL EITHER PARTY'S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR UNDER ANY OTHER THEORY OF LIABILITY, EXCEED THE TOTAL AMOUNT PAID BY PURCHASER HEREUNDER.

10.2. Exclusion of Consequential and Related Damages. IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY LOST PROFITS OR REVENUES OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, COVER OR PUNITIVE DAMAGES HOWEVER CAUSED, WHETHER IN CONTRACT, TORT OR UNDER ANY OTHER THEORY OF LIABILITY, AND WHETHER OR NOT THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING DISCLAIMER SHALL NOT APPLY TO THE EXTENT PROHIBITED BY APPLICABLE LAW.

11. TERMINATION

11.Termination of Agreement. The rights granted hereunder are perpetual unless terminated earlier as specified hereafter KORNIT reserves the right to terminate and revoke this Agreement and terminate its relationship with Purchaser at any time following Purchaser's breach of any of the terms herein, and such termination shall be effective immediately upon such written notice to Purchaser. Upon such termination, Purchaser shall immediately cease any use of the Sofwtare, including that embedded within the Products, delete or destroy all copies in its possession.

11.2 Surviving Provisions. 2(Third Party Providers), 3(General Use of Data), 4 (Risk, Title and Proprietary Rights), 6 (Use Restrictions, 7 (Confidentiality), 8.3 (Disclaimer), 9 (Mutual Indemnification), 10 (Limitation of Liability), 12 (General Provisions) and any other clauses which by they're nature should survive termination, shall survive any termination or expiration of this Agreement.

12. GENERAL PROVISIONS

12.1 Force Majeure. KORNIT shall not be liable for any delay or failure in the performance of its obligations, when such delay or failure results in whole or in part from shortages or disruption in the supply of materials from KORNIT’s usual sources, shortage of KORNIT’s usual means of transport, floods, fire, other acts of God or due to criminal intention, war, riot, civil insurrection, strikes, lock-outs, industrial unrest, accident, inclement weather, acts of civil or military authorities, or circumstances beyond KORNIT’s reasonable control, preventing, delaying or hindering performance.

12.2 Notices. Any notice shall be in writing and shall be deemed to have been duly given five (5) business days after being mailed by prepaid registered air mail, or one (1) business day after being transmitted by fax or email as confirmed by an electronically printed confirmation of date and time, or manually delivered, addressed to the respectively applicable addresses of the Customer and KORNIT.

12.3. Governing Law; Jurisdiction. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Israel, without regard to the conflict of laws rules. The Customer agrees that the United Nations Convention for the Sale of Goods shall not apply to this Agreement and the goods sold under the Order. Any controversy or claim arising under, out of, or in connection with the terms hereunder are hereby submitted to the sole and exclusive jurisdiction of the competent courts located in Tel Aviv, Israel.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

12.4 Provisions Separable. If one or more provisions of this Agreement shall be held invalid, this shall not affect the validity of the other provisions. In such an event, the invalid provisions shall be replaced by provisions that deviate therefrom as little as possible.

12.5 Waiver and Amendment. This Agreement may be amended, modified, superseded, canceled, renewed, extended or waived only in written instrument signed by KORNIT’s Managing Director. The waiver by KORNIT of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach.

12.6 Export Compliance. Each party shall comply with the export laws and regulations of the United States and other applicable jurisdictions in providing and using the Services. Without limiting the foregoing, (i) each party represents that it is not named on any U.S. government list of persons or entities prohibited from receiving exports, and (ii) Purchaser shall not permit Users to access or use Products in violation of any U.S. export embargo, prohibition or restriction.

12.7 Relationship of the Parties. The parties are independent contractors. This Agreement does not create a partnership, franchise, joint venture, agency, fiduciary or employment relationship between the parties.

12.8 No Third-Party Beneficiaries. There are no third-party beneficiaries to this Agreement.

12.9 Assignment. Purchaser may not assign any of Purchaser's rights or obligations hereunder, whether by operation of law or otherwise, without the prior written consent of KORNIT.

12.10 Entire Agreement. This Agreement, including all exhibits and addenda hereto, and purchase agreement or any and all Order Forms it is an integral part of, constitutes the entire agreement between the parties and supersedes all prior and contemporaneous agreements, proposals or representations, written or oral, concerning its subject matter. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless in writing and either signed or accepted electronically by the party against whom the modification, amendment or waiver is to be asserted. However, to the extent of any conflict or inconsistency between the provisions in the body of this Agreement and any purchase agreement, exhibit or addendum hereto or any Order Form, the terms of this Agreement shall prevail.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

SCHEDULE C

Yearly Sales Requirements

The minimum yearly sales requirement for the territories mentioned in Schedule E is:

1.	Machine sales of $[***].00 in US Funds

2.	Inks and Consumables sales of $[***].00 in US Funds

Projected Sales Plan* – 2014 (units):

System	Q1	Q2	Q3	Q4	Total
Breeze	[***]	[***]	[***]	[***]	[***]
Thunder	[***]	[***]			[***]
Paradigm		[***]	[***]	[***]	[***]
Storm II	[***]	[***]	[***]	[***]	[***]
Avalanche	[***]	[***]	[***]	[***]	[***]
Avalanche DC		[***]			[***]
Avalanche 1000	[***]	[***]	[***]		[***]
Avalanche Hexa			[***]	[***]	[***]
TOTAL 2014	[***]	[***]	[***]	[***]	[***]

This projected sales plan is based on a projection and the exact number of machines may vary from this plan. The yearly sales requirement listed above is the goal on which Hirsch will be measured as meeting their target.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

SCHEDULE D

Recommended Price List

Product	List Price ($)
Kornit Breeze	$[***].00
Kornit Thunder	$[***].00
Kornit Paradigm II	$[***].00
Kornit Storm II	$[***].00
Kornit Avalanche	$[***].00
Kornit Avalanche DC Pro	$[***].00
Kornit Avalanche 1000	$[***].00
Kornit Avalanche Hexa	$[***].00
Ink White 150 ML	$[***].00 per bottle
Ink CMYK 150 ML	$[***].00 per bottle
Ink White 1.5 Liter	$[***].00 per bottle
Ink CMYK 1.5 Liter	$[***].00 per bottle
Ink Red / Green 1.5 Liter	$[***].00 per bottle
Ink Discharge 1.5 Liter	$[***].00 per bottle
Fixation 1 Gallon	$[***].00 per gallon
Consumables; spare parts (post Warranty Period)	According to the Uptime kit
Accessories (non consumables) and upgrade Kits	According to the Uptime kit

The terms of sale are on the following payment schedule:

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

10% due with purchase order, 55% due prior to shipping and 35% due upon completion of installation unless otherwise determined in the price quotation.

* Prices do not include VAT.

* Prices are subject to changes

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

SCHEDULE E
TERRITORY

“Territory” shall mean the following territories:

Washington, Oregon, California, Arizona, Main, New Hampshire, Vermont, Massachusetts, Rhode Island, Connecticut, New York, Pennsylvania, Michigan, Indiana, Ohio, Kentucky, West Virginia, Virginia, New Jersey, Delaware, Maryland, Tennessee, North Carolina, South Carolina, Mississippi, Alabama, Georgia, Florida and including the Canadian provinces of Ontario, Quebec, Newfoundland, New Brunswick, Nova Scotia

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.